Exhibit 21.1

Subsidiaries of Equinix, Inc.

Name	Jurisdiction
Equinix (Australia) Enterprises Holdings Pty Limited	Australia
Equinix (Australia) Enterprises Pty Limited	Australia
Equinix Australia Pty Limited	Australia
Equinix Do Brasil Ltda.	Brazil
Equinix do Brasil Soluções de Tecnologia em Informática Ltda.	Brazil
Equinix do Brasil Telecomunicações LTDA.	Brazil
Equinix Colombia, Inc.,	British Virgin Islands
Equinix (Bulgaria) Data Centers EAD	Bulgaria
Equinix (Canada) Enterprises Ltd.	Canada
Equinix Canada Ltd.	Canada
Equinix (Cayman) Holdings Limited	Cayman Islands
CHI 3, LLC	Delaware, U.S.
EPS Enterprises, Inc.	Delaware, U.S.
Equinix (EMEA) Management, Inc.	Delaware, U.S.
Equinix (Government) Enterprises LLC	Delaware, U.S.
Equinix (Government) LLC	Delaware, U.S.
Equinix (US) Enterprises, Inc.	Delaware, U.S.
Equinix (Velocity) Holding Company	Delaware, U.S.
Equinix Impact LLC	Delaware, U.S.
Equinix LLC	Delaware, U.S.
Equinix Pacific LLC	Delaware, U.S.
Equinix Professional Services, Inc.	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.
Equinix, Inc.	Delaware, U.S.
LA4, LLC	Delaware, U.S.
Moran Road Partners, LLC	Delaware, U.S.
NY2 Hartz Way, LLC	Delaware, U.S.
SV1, LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch & Data LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.
Switch & Data/NY Facilities Company LLC	Delaware, U.S.
Switch and Data CA Nine LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
VDC I, LLC	Delaware, U.S.

Name	Jurisdiction
VDC II, LLC	Delaware, U.S.
VDC III, LLC	Delaware, U.S.
VDC IV, LLC	Delaware, U.S.
VDC V, LLC	Delaware, U.S.
VDC VI, LLC	Delaware, U.S.
VDC VII, LLC	Delaware, U.S.
VDC VIII, LLC	Delaware, U.S.
Equinix (Finland) Enterprises Oy	Finland
Equinix (Finland) Oy	Finland
Kiinteisto Oy Espoon Sinimaentie 12	Finland
Equinix (France) Enterprises SAS	France
Equinix (Real Estate) Holdings SC	France
Equinix (Real Estate) SCI	France
Equinix France SAS	France
Equinix (Germany) Enterprises GmbH	Germany
Equinix (Germany) GmbH	Germany
Equinix (Real Estate) GmbH	Germany
Upminster GmbH	Germany
Equinix (Hong Kong) Enterprises Limited	Hong Kong
Equinix Hong Kong Limited	Hong Kong
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix (Ireland) Enterprises Limited	Ireland
Equinix (Ireland) Holdings Limited	Ireland
Equinix (Ireland) Limited	Ireland
Equinix (IS2) Holdings Limited	Ireland
Equinix (Italy) Enterprises S.R.L.	Italy
Equinix Italia S.r.l.	Italy
Open Hub Med Societa Consortile a responsabilita limitata	Italy
EJAE2 G.K.	Japan
Equinix (Japan) Enterprises K.K.	Japan
Equinix (Japan) Technology Services K.K.	Japan
Equinix Japan K.K. (in Kanji)	Japan
QAON G.K.	Japan
Equinix (China) Investment Holding Co., Ltd (亿利互连（中国）投资有限公司）	People’s Republic of China
Equinix Information Technology (Shanghai) Co., Ltd. (亿利互连信息技术（上海）有限公司)	People’s Republic of China
Equinix WGQ Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co., Ltd. (亿利互连数据系统（上海）有限公司)	People’s Republic of China
Equinix (Poland) Enterprises sp. Z o.o.	Poland
Equinix (Poland) Sp. Z o.o.	Poland
Equinix (Portugal) Data Centers, S.A.	Portugal

Name	Jurisdiction
Equinix II (Portugal) Enterprises Data Centers, Unipessoal Lda	Portugal
Equinix (Singapore) Enterprises Pte. Ltd.	Singapore
Equinix Asia Pacific Holdings Pte Ltd.	Singapore
Equinix Asia Pacific Pte. Ltd.	Singapore
Equinix Singapore Holdings Pte. Ltd.	Singapore
Equinix Singapore Pte. Ltd.	Singapore
CloudMas Iberica, S.L.U.	Spain
Equinix (Iberia) Holdings S.L.U.	Spain
Equinix (Spain), S.L.U.	Spain
Interconnect Exchange Europe SL	Spain
Itconic, S.A.U.	Spain
TelecityGroup Spain S.A.	Spain
Equinix (Sweden) AB	Sweden
Equinix (Sweden) Enterprises AB	Sweden
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Switzerland) GmbH	Switzerland
Equinix (EMEA) Acquisition Enterprises B.V.	The Netherlands
Equinix (EMEA) B.V.	The Netherlands
Equinix (Netherlands) B.V.	The Netherlands
Equinix (Netherlands) Enterprises B.V.	The Netherlands
Equinix (Netherlands) Holdings B.V.	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Virtu Secure Web Services, B.V.	The Netherlands
Equinix Turkey Data Merkezi Üretim İnşaat Sanayi ve Ticaret Limited Şirketi	Turkey
Equinix Turkey Enterprises Data Merkezi Üretim İnşaat Sanayi ve Ticaret Anonim Şirketi	Turkey
Equinix Turkey Internet Hizmetleri Anonim Sirketi	Turkey
Equinix Middle East FZ-LLC	United Arab Emirates
Equinix (LD10) Holdings Limited	United Kingdom
Equinix (LD10) Limited	United Kingdom
Equinix (Services) Limited	United Kingdom
Equinix (UK) Acquisition Enterprises Limited	United Kingdom
Equinix (UK) Enterprises Limited	United Kingdom
Equinix (UK) Limited	United Kingdom
Equinix Corporation Limited	United Kingdom
Equinix Group Limited	United Kingdom
Equinix Investments Limited	United Kingdom
Telecity Group International Ltd.	United Kingdom
Telecity Group Investments Limited	United Kingdom
Telecity Group Limited	United Kingdom
Telecity UK Ltd.	United Kingdom
TelecityGroup Holdings Ltd.	United Kingdom
TelecityGroup UK Ltd.	United Kingdom